Exhibit 10.2

PC ASSET PURCHASE AGREEMENT

This PC ASSET PURCHASE AGREEMENT (this “Agreement”), dated February 18, 2026 (the“Execution Date”), is made and entered into by and among Fertility P.A., a Florida professional association (“New PC”) and Family Beginnings, P.C., an Indiana professional service corporation (“Company”).

WHEREAS, Company owns and operates a human fertility practice which provides direct treatment to patients that includes fertility, gynecology and obstetrics care and related laboratory services and surgical procedures, and employs physicians and other healthcare providers who provide such services and procedures (the “Business”);

WHEREAS, On December 15, 2025, INVO Centers LLC, a Delaware limited liability company (“INVO”), Company, and James Donahue, MD (collectively, the “Seller”) entered into that certain Asset Purchase Agreement (the “APA”), whereby Company is selling certain non-clinical assets to INVO;

WHEREAS, On February 8, 2026, INVO assigned the APA to its wholly owned subsidiary Wood Violet Fertility LLC, a Delaware limited liability company (“MSO”);

WHEREAS, in connection with the APA, the parties desire that New PC acquire certain clinical assets from Company concurrent with the Closing Date of the APA, and MSO intends to provide management and administrative services to New PC, which will commence operation of the Business as of the Closing Date;

WHEREAS, terms not otherwise defined herein shall have the meaning ascribed to them in the APA;

WHEREAS, the parties have determined it is in their best interest to enter into this Agreement, in recognition of and in connection with the transactions pursuant to the APA and for the purpose of transferring certain assets related to operation of the Business, on the terms described herein, from Company to New PC;

NOW, THEREFORE, in consideration of the above recitals, the terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale Assets.

(a) Purchased Assets. Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Date (as defined below), Company hereby transfers, sells, assigns, conveys and delivers to New PC, and New PC purchases and accepts transfer, sale, assignment and conveyance, free and clear of any and all liabilities, obligations, security interests, charges, adverse claims, liens (including tax liens), mortgages and encumbrances whatsoever (collectively, “Encumbrances”), certain assets and properties of Company which are used in connection with the Business, other than the Excluded Assets (as defined below) (collectively referred to herein as the “Purchased Assets”), including without limitation all right, title and interest of Company in, to and under:

(i) All licenses, permits, certificates, or other governmental approvals pertaining to the Business which must be in the name of the owner and operator of the Business, to the extent transferable (the “Governmental Approvals”);

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(ii) All medical and patient records utilized in the operation of the Business, including all patient records and data, member eligibility files, customer files, patient lists and appointment books (electronic and paper), and other similar clinical or patient-related documents and records pertaining to the operation of the Business (the “Medical Records”);

(iii) All other data, books, records, and telephone numbers, related to the operation of the Business, including personnel records, research and development, service and warranty records, equipment logs, operating guides and manuals, studies, reports, correspondence and other similar documents and records pertaining to the operation of the Business to the extent owned by Company and not sold to MSO under the APA or an “Excluded Asset” (for purposes of this Section 1(a)(iii), as that term is defined under the APA);

(iv) all Contracts with Payors to which Company is a party, and to which New PC elects to assume as of the Effective Date including without limitation those contracts set forth in Exhibit A attached hereto (the “Assigned Contracts”); and

(v) Any drugs, medicines, or other clinical inventory at the Business location which may not be owned by a lay entity or lay person (the “Controlled Substances”).

(b) Excluded Assets. For the avoidance of doubt, any assets of Company not expressly identified in this Agreement are not part of the transfer contemplated hereunder, are excluded from the Purchased Assets, and shall remain the property of Company on and after the Effective Date (the “Excluded Assets”).

(c) Bill of Sale. All Purchased Assets are to be conveyed to New PC as of the Effective Date by means of a Bill of Sale and Assignment Agreement substantially in the form of Exhibit B attached hereto (the “Bill of Sale”). In addition, Company agrees to provide any customary additional assignment instruments in forms reasonably requested by New PC.

(d) Consideration. As consideration for the transfer of the Purchased Assets, including transfer to New PC of all rights accruing under the Assigned Contracts after the Effective Date, and other commitments by Company hereunder, New PC shall pay to Company a purchase price of One Hundred Dollars ($100.00), payable on the Effective Date, and shall: (i) assume all of the legal responsibilities and obligations with respect to custody and maintenance of the Medical Records, including maintenance of the Medical Records for the applicable statutory periods under applicable law; (ii) assume all of the legal responsibilities and obligations with respect to the Controlled Substances and Governmental Approvals under applicable law; and (iii) assume and agree to discharge the obligations arising under the Assigned Contracts arising for periods on and after the Effective Date (collectively, “Assumed Liabilities”). In addition, to the extent any Governmental Approvals are not assignable, as consideration for the transfer of the Purchased Assets, Company shall cooperate with New PC to promptly apply for new Governmental Approvals as necessary for the seamless transfer of operations of the Business to New PC.

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(e) Retained Liabilities. Notwithstanding anything herein to the contrary, except as expressly provided in Section 1(d) above with respect Assumed Liabilities on and after the Effective Date, Company shall remain solely responsible and liable for every liability of Company, and New PC shall not assume any liability, obligation, lease or commitment of Company, whether written or oral, whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due, including any malpractice claims, arising from or related to the operation of the Business or activities of Company, its owners, directors, officers, agents or otherwise (the “Retained Liabilities”), including without limitation:

(i) any liability under any agreement not assumed by New PC or any liability under any Assigned Contracts that arises for any action, omission, occurrence or obligation relating to periods prior to the Effective Date for each respective Assigned Contract;

(ii) any liability arising in connection with Company’s operation of its business, whether before or after the Effective Date, including without limitation liability for taxes, including (A) any taxes arising as a result of Company’s operation of its business or ownership of the Purchased Assets, (B) any taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement, and (C) any deferred taxes of any nature of Company;

(iii) any liability arising out of or resulting from Company’s compliance or noncompliance with any law, legal requirement, rule or regulation, or order of any governmental body or any other third party payor requirements or policies, including without limitation any Company liability for past overpayments, civil monetary penalties, false claims, or data breaches; and

(iv) any liability of New PC based on Company’s negligent or wrongful acts or omissions whenever occurring.

(f) Effective Date. The Effective Date shall occur following receipt of all third party consents or approvals required for the assignment of the Assigned Contracts and any Governmental Approvals, or on such other date as may be mutually agreed between the parties and shall be concurrent with the Closing Date of the APA. An executed Bill of Sale (as defined in Section 1(f)) shall be delivered by both parties on the Effective Date. The date of the Bill of Sale executed by both parties shall be conclusive evidence of the Effective Date for purposes of this Agreement.

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2. General Cooperation, Further Assurance. The parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps reasonably necessary, desirable or convenient in furtherance of their respective obligations under this Agreement and to ensure an efficient and effective transfer of the Purchased Assets to New PC, and shall (i) promptly furnish upon request to each other such further information; (ii) execute and deliver to each other such other documents; and (iii) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

3. Employees. Company shall be responsible for terminating or arranging for the termination of all of Company’s clinical employees providing healthcare services to patients at the Business (the “Clinical Employees”) as Company deems necessary. Accordingly, Company shall be solely responsible for payment of salaries and fringe benefits, severance payments, paid time off, and for withholding of income tax, unemployment insurance, social security, or any other withholding, as applicable, pursuant to any applicable law or governmental requirement, and other compensation payable (collectively, “Employer Obligations”) in connection with any Clinical Employees. Notwithstanding the foregoing, New PC shall offer employment to James Donahue, MD and may offer employment to any other Clinical Employees who are actively employed by Company in the Business as of the Effective Date, to be effective as of the Effective Date subject to satisfactory completion of New PC’s standard pre-employment hiring processes. Clinical Employees who accept New PC’s employment offer and who become employed by New PC are referred to herein as “Transferred Clinical Employees.” Company will be responsible for all Employer Obligations for any Transferred Clinical Employees that relate to periods prior to the Effective Date or that arise as a result of the transactions contemplated hereby. Nothing in this Agreement will confer upon any Transferred Clinical Employee or any other person a right to employment or continued employment for any period or limit New PC’s ability to terminate the employment of any person (including any Transferred Clinical Employee) at any time and for any reason, including without cause.

4. Company Representations and Warranties. Company represents and warrants to New PC as follows:

(a) The Medical Records have been maintained in compliance with applicable laws, regulations and conditions of payment and participation in third-party payment programs, and in accordance with industry practice, and are substantially complete and accurate in all material respects.

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(b) The Controlled Substances have been stored, handled, and distributed in accordance with applicable law.

(c) Company has provided or made available to Buyer copies of all Assigned Contracts. To Company’s knowledge, each Assigned Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto.

(d) The representations and warranties made by Company pursuant to Section 3 of the APA are hereby incorporated by reference herein, and Company hereby makes such representations and warranties to New PC.

5. Miscellaneous.

(a) Indemnification; Limitation of Liability.

(i) Indemnification by Company. Company shall indemnify, defend and hold New PC and its officers, directors, employees and agents (collectively, “New PC Indemnified Persons”) harmless from, against and in respect of any and all actions, liabilities, government orders, encumbrances, losses, damages, bonds, dues, assessments, fines, penalties, taxes, fees, costs (including the reasonable and actual costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), whether or not involving a third party claim (collectively, “Losses”) (provided, however, for the avoidance of doubt, notwithstanding the foregoing or anything in this Agreement or any Ancillary Document to the contrary, no punitive damages shall be included in the foregoing definition of “Losses” and are expressly excluded therefrom), which any New PC Indemnified Person may suffer, incur, sustain or become subject to as a result of, arising out of or directly or indirectly relating to: (A) any breach of, or inaccuracy in, any representation or warranty made by Company in this Agreement or certificate delivered by a party pursuant to this Agreement; (B) any breach, violation or non-fulfillment of any covenant or agreement of Company in this Agreement; (C) any and all debts and liabilities (other than Assumed Liabilities) of Company related to the operation or conduct of the Business prior to the Effective Date; or (D) any Excluded Assets or any Retained Liabilities.

(ii) Indemnification by New PC. New PC shall indemnify, defend and hold Company and its officers, directors, employees and agents (collectively, “Company Indemnified Persons”) harmless from, against and in respect of any and all Losses, which any Company Indemnified Person may suffer, incur, sustain or become subject to as a result of, arising out of or directly or indirectly relating to: (A) any breach of, or inaccuracy in, any representation or warranty made by New PC in this Agreement or certificate delivered by a party pursuant to this Agreement; (B) any breach, violation or non-fulfillment of any covenant or agreement of New PC in this Agreement; or (C) any and all debts and liabilities of New PC related to the operation or conduct of the Business on or after the Effective Date.

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(iii) Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, Company will not have any obligation to indemnify, defend and hold New PC Indemnified Persons harmless pursuant to Section 5(a)(i) in respect of any Loss unless the aggregate amount of all Losses incurred or suffered by the Indemnified Persons pursuant to Section 5(a)(i) exceeds $100,000, at which point the full amount of all such Losses shall be recoverable, starting from the first dollar of such Losses; provided, however, that the foregoing limitations will not apply to: (A) claims for indemnification pursuant to Section 5(a)(i) in respect of breaches of, or inaccuracies in the Fundamental Representations or the representations and warranties set forth in Section 3.12 (Tax Matters), incorporated by reference herein; (B) claims based upon fraud, willful misconduct or intentional misrepresentation; or (C) claims related to any Excluded Assets or any Retained Liabilities. New PC will not have any obligation to indemnify, defend, reimburse and hold harmless the Company Indemnified Persons pursuant to Section 5(a)(ii) in resect of any Loss unless the aggregate amount of all Losses incurred or suffered by the Company Indemnified Persons pursuant to Section 5(a)(ii) exceeds $100,000, at which point the full amount of all such Losses shall be recoverable, starting from the first dollar of such Losses; provided, however, that the foregoing limitations will not apply to (a) claims based upon fraud, willful misconduct or intentional misrepresentation, or (b) claims related to the operation of the Business or use of the Purchased Assets after Closing. Notwithstanding anything in this Agreement or any other document to the contrary, except in the case of fraud, willful misconduct or intentional misrepresentation, the Company shall not have any liability to any New PC Indemnified Party for Losses with respect to Section 5(a)(i) in excess of $400,000.

(iv) Survival. No claim may be made or suit instituted seeking indemnification pursuant to Section 5(a)(i) of 5(a)(ii) for any breach of, or inaccuracy in, any representation or warranty unless a written notice describing such breach or inaccuracy in reasonable detail in light of the circumstances then known to the New PC Indemnified Persons or Company Indemnified Persons, as applicable, is provided to Company: (A) at any time prior to the fifth (5th) year anniversary of the Execution Date in the case of any breach of, or inaccuracy in, the Fundamental Representations and to the extent incorporated by reference herein claims of fraud, willful misconduct or intentional misrepresentation; or (B) at any time prior to the sixtieth (60th) day before the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions) for any other claims for indemnification. No claim for indemnification that is subject to the limitations set forth in this section may be made after the expiration of the applicable survival period as set forth herein; provided that, in the event a notice of any claim for indemnification will have been made prior to the expiration of the applicable survival period, then such claim for indemnification, if not resolved prior to the expiration of the applicable survival period, will survive until such time as that claim for indemnification is fully and finally resolved. All covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Effective Date in accordance with the term specified with respect thereto, and if no term is specified with respect thereto, until such covenant or agreement is fully performed.

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(v) Sections 10.5 through 10.13 of the APA are hereby incorporated by reference and shall apply to the indemnification provisions outlined in this Section 5(a) for the New PC Indemnified Persons or the Company Indemnified Persons. In such instances, as applicable, “Indemnifying Person” means Company or New PC as applicable, “Buyer” shall be interpreted to apply to New PC, references to “Closing” shall be interpreted as the Effective Date of this Agreement, and references to “Seller” shall be interpreted to apply to Company.

(b) Fees and Expenses. Except as otherwise expressly set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated pursuant hereto, each party shall pay all fees and expenses incurred by it, in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby.

(c) Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided: (i) by electronic mail (in which case, it shall be effective on the Business Day sent or, if not sent on a Business Day, on the immediately following Business Day); or (ii) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service), in each case, to the address listed below:

If to Company:

Family Beginnings P.C.

8435 Clearvista Place #104

Indianapolis, IN 46256

Email: jdonahuemd@ivf-indiana.com

Attention: Dr. James Donahue

with copies (which shall not constitute notice) to:

Gutwein Law

20 NW Third Street, Suite 830

Evansville, IN 47708

Email: ross.yates@gutweinlaw.com

Attention: Ross T. Yates

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If to New PC:

Fertility, P.A.

5582 Broadcast Court

Sarasota, FL 34240

E-mail: legal@invofertility.com

Attention: Legal Department

with copies (which shall not constitute notice) to:

Wood Violet Fertility LLC

5582 Broadcast Court

Sarasota, Florida 34240

E-mail: legal@invofertility.com

Attention: Legal Deparment

Each of the parties to this Agreement may specify a different address by giving notice in accordance with this section to each of the other parties hereto.

(d) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable laws and to otherwise give effect to the intent of the parties.

(e) Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and all such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. Neither party may assign, delegate, or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party; provided, however, New PC may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder, and (iii) assign any or all of its rights or obligations hereunder to any purchaser of all or substantially all of its assets or businesses, in each case without any required consent from Company hereto. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties and such successors and permitted assigns, any legal or equitable rights hereunder.

(f) Governing Law; Jurisdiction; Venue; Service of Process.

(i) Governing Law. This Agreement and any Action (as defined below) between the parties arising in whole or in part under or in connection with this Agreement or the negotiation, terms or performance hereof, shall be governed by, and construed in accordance with, the law of the State of Delaware.

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(ii) Jurisdiction. Each party to this Agreement, by its execution hereof, (A) hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in Madison, Wisconsin for the purpose of any claim, action, cause of action, suit (whether in contract or tort or otherwise) or audit, litigation (whether at law or in equity and whether civil or criminal), controversy, assessment, grievance, arbitration, investigation, audit, opposition, interference, hearing, mediation, charge, complaint, demand, notice or proceeding to, from, by or before any governmental authority (an “Action”) between the parties arising in whole or in part under or in connection with this Agreement or the negotiation, terms or performance hereof, (B) hereby waives to the extent not prohibited by applicable laws, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that venue in such court is improper, that its property is exempt or immune from attachment or execution, that any such Action brought in the above-named court should be dismissed on grounds of forum non conveniens or improper venue, that such Action should be transferred or removed to any court other than the above-named court, that such Action should be stayed by reason of the pendency of some other Action in any other court other than the above-named court or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (C) hereby agrees not to commence or prosecute any such Action other than before the above-named court. Notwithstanding the foregoing, (I) a party hereto may commence any Action in a court other than the above-named court solely for the purpose of enforcing an order or judgment issued by the above-named court, and (II) the dispute resolution procedures set forth in Section 5(k) shall be the sole and exclusive means by which the parties may resolve any Disputes (as defined below) arising thereunder and any resolution of any such Dispute in accordance with such dispute resolution procedures shall be valid and binding on all of the parties.

(iii) Service of Process. Each party hereto hereby (A) consents to service of process in any Action between any of the parties arising in whole or in part under or in connection with this Agreement or the negotiation, terms or performance hereof, in any manner permitted by laws of the State of Delaware, (B) agrees that service of process made in accordance with clause (A) or made by overnight delivery by a nationally recognized courier service at its address specified pursuant to Section 5(c) shall constitute good and valid service of process in any such Action, and (C) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such Action any claim that service of process made in accordance with clause (A) or (B) does not constitute good and valid service of process.

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(g) Specific Performance. Each of the parties acknowledges and agrees that the other party hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other party hereto will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms hereof in any Action instituted in any court specified in Section 5(f) in addition to any other remedy to which it may be entitled, at law or in equity. Each party hereto further agrees that, in the event of any action for an injunction or specific performance in respect of any such threatened or actual breach or violation, it will not assert that a remedy at law would be adequate.

(h) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NEGOTIATION, TERMS OR PERFORMANCE HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES. THE PARTIES FURTHER AGREE TO IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING AND ANY SUCH PROCEEDING SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(i) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto. The parties may deliver executed signature pages to this Agreement by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method. Neither party may raise as a defense to the formation or enforceability of this Agreement, and each party forever waives any such defense, either (A) the use of a facsimile, email, or such other transmission method to deliver a signature or (B) the fact that any signature was signed and subsequently transmitted by facsimile, email, or such other transmission method.

(j) Amendment; Modification; Waivers. No amendment or waiver of any provision of this Agreement shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by Company or by New PC, if, respectively, Company or New PC is the party against whom the waiver is to be effective (or as otherwise expressly provided herein). No waiver by either party of any breach of any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof.

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(k) Dispute Resolution.

(i) The parties shall attempt to resolve any dispute arising out of or relating to this Agreement, the breach, termination, or validity hereof (including without limitation with respect to any claim for indemnification) (a “Dispute”) promptly by negotiation between representatives of the parties who have authority to settle the controversy. Either party may give to the other party written notice that a claim exists (a “Notice of Dispute”). The Notice of Dispute shall include a statement describing such party’s position in reasonable detail, including the citation of any applicable terms of this Agreement, and the name and title of the representative who will represent the party.

(ii) Within thirty (30) business days of delivery of the Notice of Dispute, the representatives of the parties to the Dispute shall meet at a mutually agreeable time and place and thereafter as long as they reasonably deem necessary, to attempt to resolve the Dispute in good faith. Any such meetings shall be considered a settlement negotiation for the purpose of all applicable laws protecting statements, disclosures, or conduct in such context, and any offer in compromise or other statements or conduct made at or in connection with any applicable law. All reasonable requests for information by one party to the other will be honored; provided that neither party shall be obligated to disclose any attorney-client privileged information. In the event that negotiation is unsuccessful, then either party may by notice request mediation.

(iii) The parties shall then have fifteen (15) days to mutually agree on a mediator, who must be a lawyer experienced in commercial and business affairs related to the healthcare industry. If no agreement can be reached, each party shall name a mediator and those two mediators shall select a third mediator who shall mediate the Dispute. In any such mediation, all of the fees and costs of the selected mediator shall be paid 50% by Company and 50% by New PC. Each party shall pay its own legal fees and costs related to the mediation proceeding, as well as the cost of any individually selected mediator. Notwithstanding the foregoing, if an action at law or in equity is necessary to enforce or interpret the terms of this Agreement as provided for under Section 5(f), then the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

(iv) All mediation procedures will be closed to the public and confidential, and each party shall maintain confidentiality as to all aspects of the mediation; except as necessary to obtain relief via subsequent legal actions made in a court of competent jurisdiction with respect to this Agreement, or to its lawyers, tax advisors, auditors and insurers, as necessary and appropriate or from making such other disclosures as may be required by any applicable law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

NEW PC:		COMPANY:

Fertility, P.A.		Family Beginnings, P.C.

By:	s/ Dr. Donna Baldwin	By:	/s/ Dr. James Donahue

Print:	Dr. Donna Baldwin	Print:	Dr. James Donahue

Title:	President	Title:	President

Signature Page to PC Asset Purchase Agreement

Exhibit A

Assigned Contracts

1.	Physician Participation Agreement between Company and Humana Insurance Company, dated January 19, 2022.

2.	Participating Physician Agreement between Seller and Accountable Care Consortium, LLC, dated January 1, 2014, with Company listed as Participating Practitioners under Exhibit A.

3.	Indiana University Health Plan Participating Provider Agreement between Company and Senate Health Plans Solutions, LLC d/b/a IU Health Plan Services dated December 15, 2023.

4.	SIHO Network, LLC, Southeastern Indiana Health Operations, Inc., Southeastern Indiana Organization, Inc. Participating Facility Agreement between Company and SIHO Network, LLC, Southeastern Indiana Health Organization dated June 1, 2023.

5.	Medical Group Contract between Company and UnitedHealthcare Insurance Company dated April 29, 2016.

6.	Veteran’s Affairs Community Care Network Participation Agreement between Company and UnitedHealthcare Insurance Company and Optum Public Sector Solutions, Inc. as an affiliate dated October 28, 2025.

7.	Physician Managed Care Agreement between Company and CIGNA HealthCare of Indiana, Inc. dated March 1, 2001.

8.	Ancillary Provider Agreement between Company and Anthem Insurance Companies, Inc. doing business as Anthem Blue Cross and Blue Shield dated November 30, 2009.

9.	Consulting Provider Agreement between Company, Southeastern Indiana Health Operations, Inc., and Southeastern Indiana Health Organization, Inc. dated October 13, 1997.

Exhibit A

Exhibit B

Form of Bill of Sale and Assignment Agreement

BILL OF SALE AND ASSIGNMENT AGREEMENT

This BILL OF SALE AND ASSIGNMENT AGREEMENT (“Bill of Sale”) dated ____________ (the “Effective Date”), is made and entered into by and among Fertility, P.A., a Florida professional association (the “Buyer”) and Family Beginnings, P.C., an Indiana professional service corporation (the “Seller”), in accordance with that certain PC Asset Purchase Agreement dated as of _________________ by and between Buyer and Seller (the “PC Asset Purchase Agreement”). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the PC Asset Purchase Agreement.

NOW THEREFORE, the parties agree as follows:

1.	For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 1 of the PC Asset Purchase Agreement, Seller hereby unconditionally and irrevocably transfers, assigns, conveys, grants and delivers to Buyer, effective as of 12:00:01 a.m. Eastern time on the Effective Date (the “Effective Time”), all of Seller’s right, title, benefit and interest in and to all of the Purchased Assets of Seller. For the avoidance of doubt, the Purchased Assets shall not include the Excluded Assets.

2.	Seller hereby assigns to Buyer, its successors and assigns, and Buyer hereby assumes, in accordance with the terms and conditions of the PC Asset Purchase Agreement, the Assumed Liabilities. Notwithstanding anything in this Agreement to the contrary, except as specifically set forth in the PC Asset Purchase Agreement and except for the Assumed Liabilities, Buyer shall not assume nor be deemed to have assumed any debt, claim, obligation or other liability of Seller, whether known or unknown, accrued or unaccrued, fixed or contingent, natural or unnatural, whether arising out of occurrences, events or actions prior to, at or after the Effective Date.

3.	The Purchased Assets are sold and assigned with the representation and warranty that the Seller holds good and marketable title to the Purchased Assets, free and clear of any encumbrances. Other than the PC Asset Purchase Agreement, Seller has not assigned or transferred or agreed to assign or transfer any of its right, title, or interest in or to the Purchased Assets.

4.	The assignment and acquisition set forth in Section 1 shall be effective as of the Effective Time with respect to all of the Purchased Assets.

5.	The terms of the PC Asset Purchase Agreement are incorporated herein by this reference.

6.	This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and nothing herein, expressed or implied, will give or be construed to give any person, other than the parties and their permitted successors and assigns, any legal or equitable rights hereunder. In the event any provision of this Bill of Sale is found to be ambiguous or in conflict with the PC Asset Purchase Agreement, the provisions of the PC Asset Purchase Agreement shall govern.

7.	This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties may rely on electronic facsimile signatures to the same extent as originals.

[Signature Pages Follows]

Exhibit B

IN WITNESS WHEREOF, the Buyer and Seller have each caused this Bill of Sale to be executed by their respective duly authorized officer, as of the Effective Date.

“Buyer” Fertility, P.A.		“Seller” Family Beginnings, P.C.

By:		By:

Name	Dr. Donna Baldwin	Name	Dr. James Donahue

Title	President	Title	President

Exhibit B